UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 1, 2005

Yahoo! Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 First Avenue, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 – Material Modification to Security Holders.

Effective as of April 1, 2005, Yahoo! Inc. (the “Company”) amended and restated the Rights Agreement, dated as of March 15, 2001, by and between the Company and Equiserve Trust Company, N.A. (the “Rights Agreement”).  The purpose of amending and restating the Rights Agreement is to eliminate certain aspects of the Rights Agreement, sometimes referred to as a “slow hand” provision.  That provision, which the Amended and Restated Rights Agreement eliminates, restricted the ability of the Board of Directors to redeem the rights for an 180 day period  (the “Special Period”) following a change in the majority of the membership of the Board of Directors that was not approved by the Board of Directors, occurring within six months of the announcement of an unsolicited third party acquisition or business combination proposal or of a third party’s intent or proposal otherwise to become an Acquiring Person (as defined in the Rights Agreement). During the Special Period, the Board of Directors would have been required to have followed certain prescribed procedures or make certain evidentiary showings in order to redeem the rights. The Amended and Restated Rights Agreement eliminates those requirements. A copy of the Amended and Restated Rights Agreement is attached hereto as Exhibit 4.1.

Item 9.01 – Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Rights Agreements dated April 1, 2005, by and between Yahoo! Inc. and Equiserve Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

Date: April 4, 2005	By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan
	Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Rights Agreements dated April 1, 2005, by and between Yahoo! Inc. and Equiserve Trust Company, N.A.